                             SECURED PROMISSORY NOTE

$100,000                                                        August 22, 2000


         FOR VALUE, RECEIVED, MICHAEL J. SOENEN ("Payor"), promises to pay to the order of Florists' Transworld Delivery, Inc., a Michigan corporation (together with its successors and assigns, "Payee"), at its principle place of business, 3113 Woodcreek Drive, Downers Grove, IL 60515, or at such other place as Payee may designate, the principle sum of One Hundred Thousand Dollars ($100,000).

         The principle amount of this Promissory Note ("the Note") shall be payable on July 31, 2005 in accordance with the terms of this Note; PROVIDED, HOWEVER, the principle amount of this Note shall immediately be due and payable upon Payor's termination of employment.

         The outstanding principle amount of this Note shall bear simple interest at eight and one half percent (8.5%), per annum. Accrued interest shall be payable at maturity (whether at final maturity or earlier) of this Note.

         All payments of principle of and interest on this Note shall be payable in lawful currency of the United States of America at the office of the Payee described above, in immediately available funds.

         In addition to, and not in limitation of the foregoing, Payor agrees to pay all expenses, including, without limitation, attorney's fees and legal expenses, incurred by the holder of this Note in connection with endeavoring to collect any amounts payable hereunder which are not paid when due.

         In order to secure obligations of Payor under this Note, Payor has granted to Payee a security interest in, and lien and charge over, certain collateral pursuant to the terms of that certain Pledge Agreement dated of the date hereof between Payor and Payee.

         All parties hereto waive presentment of payment, demand, protest and notice of dishonor.

         Payor shall make all payments hereunder immediately when due without any set-off, counterclaim, defenses, withholding (for taxes or otherwise), or reduction of any kind. Payee shall have the right to set-off any amounts owing or to be owing (by acceleration or otherwise) by Payee to Payor.

         No delay on the part of Payee in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Payee of any right or remedy shall preclude any other or future exercise thereof or the exercise of any other right or remedy.

         Payee shall have the right at any time to see, assign, transfer, negotiate or pledge all or part of its interest in this Note. Payor may not assign any of his obligations hereunder without the prior written consent of Payee. This note shall be binding on Payor and his legal representatives.

         No amendment, modification, or waiver of, or consent with respect to any provision of this Note shall in any event be effective unless the same shall be in writing and signed and delivered by Payee or any other holder hereof.

         After maturity of this Note, the outstanding principal amount of this Note and accrued and unpaid interest shall be unconditionally payable upon demand.

         For the avoidance of doubt, Payee shall have full recourse against Payor.

         THIS NOTE IS MADE UNDER AND GOVERNED BT THE INTERNAL LAWS OF THE STATE OF NEW YORK. Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable laws, but if any provision of this Note shall be prohibited or invalid.

         SIGNED AND DELIVERED as of this date first written above.



                                            /s/ Michael J. Soenen
                                            --------------------------
                                            Michael J. Soenen

         PLEDGE AGREEMENT dated as of August 22, 2000 between Michael J. Soenen 1415 W Barry #2, Chicago, IL 60657 (the "Pledgor") and Florists' Transworld Delivery, Inc. (the "Secured Party").

                                    RECITALS

         A. Secured Party has agreed to lend $100,000 to Pledgor (the "Loan") pursuant to a Secured Promissory Note (the "Secured Promissory Note") dated in the date hereof.

         B. The execution and delivery of the Agreement are conditions precedent to the obligation of the Secured Party to make the Loan to the Pledgor under the Secured Promissory Note.

         In consideration of the premises and mutual covenants and the agreements herein set forth, the parties hereby agree as follows:

                  1. SECURITY INTEREST. In consideration of the Loan evidenced by the Secured Promissory Note, Pledgor hereby pledges, transfers and assigns to Secured Party and grants to Secured Party a security interest ("Security Interest") in the Pledged Shares. As used herein, "Pledged Shares" shall mean 6,666 shares of FTD Corporation Class A Common Stock par value $.01 now owned by Pledgor and 10,000 shares of restricted stock of FTD Corporation Class A Common Stock. The pledged Shares constitute "Collateral" for the Loan.

                  2. INDEBTEDNESS SECURED. The Security Interest secures payment of all indebtedness of Pledgor to Secured Party when due under the Secured Promissory Note and all payment, indemnity and reimbursement obligations of Pledgor to Secured Party under the Secured Promissory Note and the Pledge Agreement (collectively, "Indebtedness"), whether now or existing or hereafter incurred, and whether such Indebtedness is from time to time reduced.

                  3. REPRESENTATIONS AND WARRANTIES OF PLEDGOR. Pledgor represents and warrants and, so long as this Pledge Agreement is in effect, shall be deemed continuously to represent and warrant that; (a) Pledge is the owner of the Collateral free of all security interests, claims and encumbrances other than the Security Interest; (b) this Pledge Agreement is the valid binding obligation of Pledgor, enforceable against pledgor in accordance with its terms; and (c) the primary residence of the Pledgor is the address listed above, and the Pledgor keeps all of its records concerning the pledged Shares only at that address.

                  4. COVENANTS OF PLEDGOR. So long as this Pledge Agreement is in effect, Pledgor; (a) will defend the Collateral against the claims and demands on all other parties; will keep the Collateral free from all security interests, claims and encumbrances other than the Security Interest; and will not sell, transfer, assign, deliver or otherwise dispose of any of any Collateral without the prior written consent of Secured Party; (b) will notify Secured Party promptly in writing of any change in Pledgor's address specified above; (c) will execute and deliver to Secured Party such financing statements, assignments and other documents and do such other things relating to the Collateral and the Security Interest as Secured Party may request; and (d) will, pay all taxes, assessments and other charges that may be imposed against the Collateral.

                  5. REGISTERED HOLDER OF COLLATERAL. Pledgor authorizes Secured Party to transfer the Collateral or any part thereof into its own name or that of its nominee so that Secured Party or its nominee may appear on record as the sole owners thereof; provided that at any time after such transfer and so long as no Event of Default (as defined below) has occurred, Secured Party shall deliver promptly to Pledgor all notices, statements or other communications received by it or its nominee as such registered owner, and upon demand and receipt of payment of necessary expenses thereof, shall give to Pledgor or its designee a proxy or proxies to vote and take all action with respect to such securities. Pledgor waives all rights to be advised of or to receive any notices, statements or communications received by secured Party or its nominee as such record owner after the occurrence of any Event or Default, and agrees that no proxy or proxies given by Secured Party to Pledgor or its designees as aforesaid shall thereafter be effective.

                  6.       EVENTS OF DEFAULT.

                           (a) Any of the following events or conditions shall constitute an Event of Default hereunder: (1) failure of Pledgor to pay any amount under the Secured Promissory Note when due (whether as a result of any demand, acceleration, Pledgor's Voluntary Termination or Termination for Cause (as defined in the Employment Agreement), or otherwise) or (ii) default by Pledgor in the performance of any other material representation, obligation, term, covenant or condition of this pledge Agreement.

                           (b) Secured Party, at its sole election, may declare all or any part of any Indebtedness to be immediately due and payable without demand or notice of any kind upon the happening of any Event of Default; provided that with respect to an Event of Default described in (a) (ii) above, the Secured Party shall give Pledgor (a) 5 days' prior written notice of its intent to declare all or any part of the Indebtedness immediately due and payable and (b) the opportunity to cure such default during such period.

                  7. APPLICATION OF FUNDS. From and after the occurrence of an Event of Default, payments received under or in respect of the Pledged Shares and all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or part of the Pledged Shares shall be applied by the Secured Party as follows: (i) first, to the payment of all costs and expenses incurred by the Secured Party in connection with this Agreement and any of the Indebtedness; (ii) second, to the payment in full of the Indebtedness, and (iii) third, to the Pledgor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct. The Secured Party shall have absolute discretion as to the time of application or any such proceeds, monies or balances in accordance with this Agreement.

                  8. WAIVER. Pledgor unconditionally waives, to the full extent permitted by law:

                                    (i) any defense, set-off or counterclaim which the Pledgor may otherwise assert against the Secured Party; (ii) presentment, protest, demand for payment, promptness, diligence, notice of protest, notice of any other action at any time taken or omitted by the Secured Party and, generally, all demands and notices of every kind in connection with the Indebtedness; (iii) any requirement to exhaust any rights or remedies or to mitigate the damages resulting from any default under the Note or any other document or any requirement to protect, secure, perfect or insure any lien or any property subject to the lien or take any other action against any person or any collateral or other property; (iv) all claims that the sale price or any collateral was inadequate or unreasonable for any reason and all other claims to damages and demands of any nature against the Secured Party; (v) all equities and rights of appraisal, stay and redemption (whether now or hereafter existing), in each case arising out of the Secured Party enforcing any of its rights and remedies under the Note; and (vi) any exoneration of release from the Indebtedness resulting from any loss by the Pledgor of its rights, if any, of subrogation or contribution.

                  9.       SECURED PARTY'S FEES AND EXPENSES: INDEMNIFICATION.

                               (a) The Pledgor agrees to pay upon demand to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its consul which the Secured Party may incur in connection with the failure of the Pledgor to perform or observe any of the provisions hereof.

                               (b)  Any such amounts payable as provided
                                    hereunder shall be additional obligations secured hereby. The provisions of this Section shall remain operative and in full force and effect regardless of the termination of this agreement.

                  10.      MISCELLANEOUS.

                               (a) Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact (without requiring Secured Party) to perform all acts which Secured Party deems appropriate to perfect and continue the Security Interest and to protect, preserve and realize upon the collateral. This power of attorney is coupled with an interest and shall not be affected by the subsequent disability or incompetence of Pledgor.

                               (b) No course of dealing between Pledgor and Secured Party and no delay or omission by Secured Party in exercising any right or remedy hereunder or with respect to any Indebtedness shall operate as a waiver thereof or any other right or remedy. All rights and remedies of Secured Party hereunder are cumulative. No modification, rescission, waiver, release or amendment of any provision of this Pledge Agreement shall be made except by written agreement subscribed by Pledgor and by the Secured Party.

                               (c) This Pledge Agreement and the transaction evidenced hereby shall be construed under and governed by the internal laws of the State of New York without regard to choice of law principles. All terms, unless otherwise defined in the pledge Agreement, shall have the definitions set forth in the Uniform Commercial Code adopted in the State of New York, as the same may from time to time be in effect.

                               (d) Any Action with respect to this Agreement may be brought in the courts of the State of New York or of the United States from the Southern district of New York. Pledgor and the Secured Party hereby accept for itself and in respect of its property, the jurisdiction of these courts and irrevocably waive any objection including, without limitation, any objection to venue or based on grounds of FORUM NON
                                    CONVENIENS. Each party waives any right
                                    under this Agreement and agrees that any action shall be tried before a court and not before a jury.

                               (d) This pledge Agreement is intended to be a continuing Pledge Agreement and shall remain in full force and effect until all of the Indebtedness outstanding, or contracted or committed for (whether or not outstanding), and any extensions or renewals thereof, shall be finally and irrevocably paid in full.


                                              PLEDGOR:


                                              /s/ Michael J. Soenen
                                              --------------------------
                                              Michael J. Soenen

                                   STOCK POWER



FOR VALUE RECEIVED, Michael J. Soenen hereby sells, assigns and transfers unto ____________________________________________________________________
Six Thousand Six Hundred and Sixty Six (6,666) shares of the Class A Common Stock of FTD Corporation and Ten Thousand (10,000) shares of restricted stock of FTD Corporation Class A Common Stock standing in ___________________ name on the books of said corporation constitute and appoint ______________________________ attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.


                                            DATED:  August 22, 2000
                                                   -----------------

IN PRESENCE OF


/s/                                         /s/ Michael J. Soenen
-------------------------------             --------------------------
                                            Michael J. Soenen




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